                   CONTRACT FOR JOINT VENTURES USING CHINESE
                             AND FOREIGN INVESTMENT

                         Chapter 1 General Provisions

     In accordance with "The Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign investment" and other relevant Chinese laws and regulations, Shanghai Hong Xing Bearing Factory and Smith Acquisition Company dba. Southwest Products Company, adhering to the principle of quality and mutual benefit and through friendly consultations, agree to jointly invest to set up a joint venture enterprise in Shanghai the People's Republic of China. The contract is worked out hereunder.

                    Chapter 2 Parties to the Joint Venture

Article 1

     Parties of this contract are as follows: Shanghai Hong Xing Bearing Factory (hereinafter referred to as Party A), registered with Shanghai in China, and its legal address is at 937, Zhong Shan Nan Yi Road, Lu wan district, Shanghai, China.

                  Legal representative:              Name:  Hu Xie Juan
                                                     Position:  Director
                                                     Nationality:  China

Smith Acquisition Company dba. Southwest Products Company (hereinafter referred to as Party B), a California corporation. Its legal address is at 2240 Buena Vista, Irwindale, CA 91706.

                  Legal representative:              Name:  William Reed Mckay
                                                     Position:  President
                                                     Nationality:  America

             Chapter 3  Establishment of the Joint Venture Company

Article 2

     In accordance with "The Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" and other relevant Chinese laws and regulations, both parties to the joint venture agree to set up Shanghai Southwest Bearing joint venture limited liability company (hereinafter referred to as the joint venture company).

Article 3

     The name of the joint venture company is Shanghai

Southwest Bearing Company Ltd.

     The name in foreign language is _____________.

     The legal address of the joint venture company, is at 937, Zhong Shan Nan Yi Road, Shanghai, China.

     All activities of the joint venture company shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.

Article 5

     The organization form of the joint venture company, is a limited liability company. Each party to the joint venture company is liable to the joint venture company within the limit of _______ capital subscribed by it. The profits, risks and losses of the joint venture company shall be shared by the parties in proportion to their real contributions of the registered capital.

                    Chapter 4  Purpose, Scope and Scale of
                            Production and Business

Article 6

     The purpose of the parties to the joint venture is in conformity with the enhancing of the economic cooperation and technical exchange, to improve the product quality, develop new products, and gain competitive position in the world market in quality and price by adopting advanced and appropriate technology and scientific management method, so as to raise economic results and ensure satisfactory economic benefits for each investor.

Article 7

     The productive and business scope of the joint venture company is to design, manufacture and sell spherical bearing products and related modified products.

     The spherical bearing products will consist of steel to steel and self-lubricating spherical and journal bearings. These bearings are standard, precision, for special uses.

     Provide maintenance service after the sale of the products; Study and develop new products and new liner material, bonding technology.

Article 8

     The production scale of the joint venture company is as follows:

     1. The production capacity after the joint venture is put into operation is 600,000 units per year for normal years.

     2. The production scale and product varieties may be increased with the development of the production and operation. (see Feasibility Study Report)

                   Chapter 5  Total Amount of Investment and
                              Registered Capital

Article 9

     The total amount of investment of the joint venture company is $ 7,200,000.

Article 10

     Investment contributed by the parties is $3,600,000 which will be the registered capital of the joint venture company.

     Of which:  Party A shall pay $ 2,600,000, accounting for

72.22%; Party B shall pay $ 1,000,000, accounting for 27.78%.

Article 11

     Both Party A and Party B will contribute the following as their investment:

         Party A:

             Technology:  $900,000 (was imported for producing
                          steel - to - steel and self - lubricating spherical bearings)

             Machines and Instruments:  $1,100,000

             Premises:  $600,000

         Party B:

             Cash:  $800,000

             Technology:  $200,000 (for manufacturing and
                          bonding self-lubricating liner)

     Note: Both Party A and Party B shall strictly comply with Technology Transfer Contract signed in Beijing On Dec. 18, 1992 (with Contract Amendment signed on Aug. 24, 1993) and a second Technology Transfer Contract which will be signed in Shanghai between the joint venture company and Party B in the future, and Machinery Contract.

Article 12

     In accordance with Technology Transfer Contract and Machinery Contract, the registered capital of the joint venture company shall be paid in installments by Party A and Party B according to their respective proportion of their investment.

Article 13

     In case either party to the joint venture intends to assign all or part of his investment subscribed to a third party, written consent shall first be obtained from the other party to the joint venture, and approval from the examination and approval authority is required.

     When one party to the joint venture assigns all or part of his investment, the other party has preemptive right to acquire the assignment provided this preemptive right is not in violation of United States law or Chinese law.

                   Chapter 6  Responsibilities of Each Party
                             to the Joint Venture

Article 14

     Party A and Party B shall be respectively responsible for the following matters:

     Responsibilities of Party A:

     Handling of applications for approval, registration, business license and other matters concerning the establishment of the joint venture company from relevant departments in charge in China;

     Processing for applying the right to the use of a site to the authority in charge of the land;

     Organizing the design and construction of the premises and other engineering facilities of the joint venture company;

     Provided technology, machinery and instrument, construction and premises in accordance with the stipulations in Article 11;

     Assisting the joint venture company for processing import customs declaration for buying technology from Party B and arranging the transportation within the Chinese territory;

     Assisting the joint venture company in purchasing or leasing equipment, materials, raw materials, articles for office use, means of transportation and communication facilities, etc;

     Assisting the joint venture company in contacting and settling the fundamental facilities such as water, electricity, transportation, etc;

     Assisting the joint venture company in recruiting Chinese management personnel, technical personnel, workers and other personnel needed;

     Assisting foreign workers and staff in obtaining housing and in applying for the entry visa, work license and processing their travelling matters;

     Responsible for handling other matters entrusted by the joint venture company.

     Responsibilities for Party B:

     Providing cash in accordance with the stipulations in Article 11 under time limit as followings:

          At first, as first installment of contribution by Party B pay US $400,000 (four hundred thousand dollars) to the joint venture company in half a year upon the date of establishing the joint venture; At second, as second installment of contribution by Party B pay US $200,000 (two hundred thousand dollars) to the joint venture within one year upon the date of its establishing;

          At last, as third installment of contribution by Party B pay US $200,000 (two hundred thousand dollars) to the joint venture in one year and half a year upon the date of establishment of the joint venture company.


     and responsible for shipping to a Chinese port technical documents, etc;

     Handling the matters entrusted by the joint venture company, such as selecting and purchasing machinery and equipment outside China;

     Providing needed technical personnel for installing, testing and trial production of the equipment, as well as technical personnel for production and inspecting;

     Training the technical personnel and workers of the joint venture company;

     Because Party B is the licensor, he shall be responsible for handling American technology export license and the stable production of qualified products of the joint venture company in the light of design capacity within the stipulated period, and meet the production quote;

     Responsible for other matters entrusted by the joint venture company.

                       Chapter 7 Transfer of Technology
Article 15

     Both Party A and Party B agree that a technology transfer agreement shall be signed between Party A, the joint venture company and Party B so as to obtain advanced production technology needed for realizing the production and operation purpose and the production scale stipulated in Chapter 4 in the contract, including products designing, technology of manufacturing, means of testing, liner materials prescription and bonding technology, quality standard and the training of personnel, etc. (see Technology Transfer Agreement signed in Beijing)

     Party B offers the following guarantees on the transfer of technology:

     1. Party B guarantees that the overall technology such as the designing, technology of manufacturing, technological process, tests and inspecting of steel to steel spherical bearings, self-lubricating spherical bearings, rod end bearings, bushings provided to the joint venture company must be integrated, precise and reliable. It is to meet the requirement of the joint venture's operation purpose, and be able to obtain the standard of production quality and production capacity stipulated in the contract.

     2. Party B guarantees that he possesses the rights of the technology stipulated in this contract and the technology transfer agreement, Party B should the legitimate owner of the Technology. Should any legal prosecution caused by disputes of possession henceforth, it will be settled by Party B solely. So should any unsuccess of integrity and continuity arising from above in executing the Contract be brought about, Party B should bear relevant responsibility (refer to items regulated in Technology Transfer Contract), and Party B has the rights to transfer it under license to Party A and the joint venture company, and pledges that the provided technology should be truly most advanced among the same type of technology of Party B, the model, specification and quality of the equipment are excellent to meet the requirement of technological operation and practical usage;

     3. Party B shall work out a detailed list of the provided technology and technological service at various stages as stipulated in the technology transfer agreement to be an appendix to the contract, and guarantee its performance;

     4. The drawings, technological conditions and other detailed information are part of the transferred technology and shall be offered on time.

     5. Within the validity period of the technology transfer agreement, Party B shall provide the joint venture company with the improvement of the technology and the improved information and technological materials in time, and shall not charge separate fees;

     6. Party B shall guarantee that technological personnel and the workers in the joint venture company can master all the technology transferred within the period stipulated in the technology transfer agreement.

Article 17

     In case Party B fails to provide equipment or technology in accordance with the stipulations in this contract and in the technology transfer agreement or in case any deceiving or concealing actions are found, Party B shall be responsible for compensating the direct losses to the joint venture company.

Article 18

     Within the duration of the joint venture company, the joint venture shall have the right to use, research and develop the imported technology as stipulated in technology transfer contract signed between Party A, joint venture company and Party B. Both Party A and Party B shall guarantee to provide each other with the improvement of the technology and developed process, productive and designing information in time without extra charge.

                        Chapter 8  Selling of Products

Article 19

     The products of the joint venture company will be sold both on Chinese market and on overseas market, the export part accounting for more than 90% of annual overall output of the joint venture, and less than 10% for domestic market. The parts will not be sold in violation of United States laws.

Article 20

     Products may be sold on overseas market through the following channels:

     The joint venture company may directly sell its products on the international market only to those areas not specified in Item 2.2 of the Technology Transfer Contract.

     Party B will sell the products made by the joint Venture in the areas specified in Item 2.2 of the Technology Transfer Contract (executing as Article 9 in Articles of association). The amount sold will be no less than 300 to 540 thousand units per year. Party B will sell these products to Smith Acquisition Company dba Southwest Products Company ("Buyer" ). The price of the Products sold to Buyer shall be set by agreement of the General Manager and Deputy General Manager. The price shall be based upon the JV's cost to manufacture the Products plus a reasonable profit added thereto. The price established by the JV must be agreed upon and accepted by the Buyer in the form of a purchase order to be valid. The price shall basically at least not lower than the price as specified in annex of the Feasibility Study Report.

Article 21

     The joint venture's products to be sold in China may be sold directly by joint venture company to enterprises and commercial departments in China, but may not be sold in violation of United States laws.

Article 22

     The trade mark of the joint venture's products will be decided by the board of the directors of the joint venture company (SW - SH for temporarily use). The joint venture company shall apply for the registration of the trade mark with the Trademark Office of the Administrative Authority for Industry and Commerce in China, the right of trademark shall be protected by law. The joint venture company shall enjoy an exclusive right to use the trademark. Should products made by the Joint Venture be sold outside of China, the Joint Venture company would have rights to use the trademark of Southwest Products Company, but it is necessary to mark the site of production in clear position.

                       Chapter 9  The Board of Directors

Article 23

     The date of registration of the joint venture company shall be the establishment of the board of directors of the joint venture company.

Article 24

     The board of directors are composed of six directors, of which four directors shall be appointed by Party A, two by Party B. The chairman of the board shall be appointed by Party A, and its vice - chairman by Party B. The term of office for the directors, chairman and vice-chairman is four years; Their term of office may be renewed if continuously appointed by the relevant party.

Article 25

     The highest authority of the joint venture company shall be its board of directors. It shall decide all major issues concerning the joint venture company. Unanimous approval shall be required before any decisions are made concerning major issues (See the Article 29 of Articles of Association). As for other matters, approval by more than half of member of the board of directors shall be required.

Article 26

     The chairman of the board is the legal representative of the joint venture company. Should the chairman be unable to exercise his responsibilities for some reason, he shall authorize the vice - chairman or any other director the represent the joint venture company temporarily.

Article 27

     The board of directors shall convene at least one meeting every year.
The meeting shall be called and presided over by the chairman of the board. The chairman may convene an interim meeting based on a proposal made by more than one-third of the total number of directors. Minutes of the meetings shall be placed on file.

                    Chapter 10  Business Management Office

Article 28

     The joint venture company shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager, appointed by Party B at the initial term; Two deputy general managers by Party A; After the first term, nomination will be decided upon by the unanimous agreement of the board of directors. The general manager and deputy general managers shall be invited by the board of directors whose term of office is four years.

Article 29

     The responsibility of the general manager is to carry out the decisions of the board meeting and organize and conduct the daily management of the joint venture company. The deputy general managers shall assist the general manager in his work.

     Several department managers may be appointed by the management office, who shall be responsible for the works in various department respectively, handle the matters handed over by the general manager and deputy general managers and shall be responsible to them.

Article 30

     In case of graft or serious dereliction of duty on the part of the general manager and deputy general managers, the board of directors shall have the power to dismiss them at any time.

                       Chapter 11 Purchase of Equipment

Article 31

     In its purchase of required raw materials, fuel, parts, means of transportation and articles for office use, etc., the joint venture company shall give first priority to purchase in China where conditions are the same and the customer will accept Chinese raw material.

Article 32

     In case the joint venture company entrusts Party B to purchase equipment on overseas market, Party B shall invite persons appointed by Party A to take part in the purchasing and pay attention to the site conditions of Party A.

                   Chapter 12  Preparation and Construction
Article 33

     During the period of preparation and construction, a preparation and construction office shall be set up under the board of directors. The preparation and construction office shall consist of five persons, among which four persons will be from Party A, one person from Party B. The preparation and construction office shall have one manager recommended by Party A, and one deputy manager by Party B. The manager and deputy manager shall be appointed by the board of directors.

Article 34

     The preparation and construction office is responsible for the following concrete work: examining the designs of the project, signing project construction contract, organizing the purchasing and inspecting of relative equipment, materials, etc., working out the general schedule of project construction, compiling the expenditure plans, controlling project financial payments and final accounts of the project, drawing up managerial methods and keeping and filing documents, drawings, files and materials, etc., during the construction period of the project.

Article 35

     A technical group with several technical personnel appointed by Party A and Party B shall be organized. The group, under the leadership of the preparation and construction office, is in charge of the examination, supervision, inspection, testing, checking and accepting and performance checking for the project design, the quality of project, the equipment and materials and the imported technology.

Article 36

     After approved by both parties, the establishment, remuneration and the expenses of the staff of the preparation and construction office shall be paid respectively by Party A and Party B with Party A paying its assigned personnel and Party B paying its delegate.

Article 37

     After having completed the project and finishing the turning over procedures, the preparation and construction office shall be dissolved upon the approval of the board of directors.

                         Chapter 13  Labour Management

Article 38

     Labour contract covering the recruitment, employment, dismissal and resignation, wages, labour insurance, welfare, rewards, penalty and other matters concerning the staff and workers of the joint venture company shall be drawn up between the joint venture company and the Trade Union of the joint venture company as a whole or individual employees in accordance with the "Regulations of the People's Republic of China on Labour Management in Joint Ventures Using Chinese and Foreign Investment" and its implementation rules.

     The labour contracts shall, after being signed, be filed with the local labour management department.

Article 39

     The appointment of high-ranking administrative personnel recommended by both parties, their salaries, social insurance, welfare and the standard of travelling expenses, etc., shall be decided by the meeting of the board of directors.

                     Chapter 14  Taxes, Finance and Audit

Article 40

     Joint venture company shall pay taxes in accordance with the stipulations of Chinese laws and other relative regulations.

Article 41

     Staff members and workers of the joint venture company shall pay individual income tax according to the "Individual Income Tax Law of the People's Republic of China."

Article 42

     Allocations for reserve funds, expansion funds of the joint venture company and welfare funds and bonuses for staff and workers shall be set aside in accordance with the stipulations in "The Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment." The annual proportion of allocations shall be decided by the board of directors according to the business situation of the joint venture company.

Article 43

     The fiscal year of the joint venture company shall be from January 1 to December 31. All vouchers, receipts, statistic statements and reports, account books shall be written in Chinese and English.

Article 44

     Financial checking and examination of the joint venture company shall be conducted by an auditor registered in China and reports shall be submitted to the board of directors and the general manager.

     In case Party B considers it is necessary to employ a foreign auditor registered in another country to undertake annual financial checking and examination, Party A shall give its consent. All the expenses thereof shall be borne by Party B.

Article 45

     In the first three months of each fiscal year, the general manager shall prepare previous year's balance sheet, profit and loss statement and proposal regarding the disposal of profits, and submit them to the board of directors for examination and approval.

                   Chapter 15  Duration of the Joint Venture

Article 46

     The duration of the joint venture company is 25 years. The establishment of the joint venture company shall start from the date on which the business license of the joint venture company is issued.

     An application for the extension of the duration, proposed by one party and unanimously approved by the board of directors, shall be submitted to the Shanghai Foreign Investment Commission six months prior to the expiry date of the joint venture.

              Chapter 16  The Disposal of Assets After Expiration
                                of the Duration

Article 47

     Upon the expiration of the duration or termination before the date of expiration of the joint venture, liquidation shall be carried out as per liquidated procedure stipulated in Regulations of Shanghai Municipality on Liquidation of Enterprises with Foreign Investment and according to the relevant laws. The liquidated assets shall be distributed in accordance with the proportion of investment contributed by Party A and Party B.

                             Chapter 17  Insurance

Article 48

     Insurance policies of the joint venture company on various kinds of risks shall be underwritten with the People's Republic of China. Types, value and duration of insurance shall be decided by the board of directors in accordance with the stipulations of the insurance company in China.

                   Chapter 18  The Amendment, Alteration and
                           Discharge of the Contract

Article 49

     The amendment of the contract or other appendices shall come into force after the written agreement is signed by Party A and Party B and approved by the original examination and approval authority.

Article 50

     In case of inability to fulfill contract or to continue operation due to heavy losses in successive years without any increased investment as a result of force majeure, the duration of the joint venture and the contract shall be terminated before the time of expiration after being unanimously agreed upon by the board of directors and approved by the original examination and approval authority.

Article 51

     Should the joint venture company be unable to continue its operations or achieve the business purpose stipulated in the contract due to the fact that one of the contracting parties fails to fulfill the obligations prescribed by the contract and articles of association, or seriously violates the stipulations of the contract and articles of association, that party shall be deemed as unilaterally terminating the contract. The other party shall have the right to terminate the contract in accordance with the provisions of the contract after being approved by the original examination and approval authority as well as to claim damages. In case Party A and Party B of the joint venture company agree to continue the operation, the party who fails to fulfill the obligations shall be liable to the economic losses thus caused to the joint venture company.

                 Chapter 19  Liabilities for Breach of Contract

Article 52

     Should either Party A or Party B fail to pay on schedule the contributions in accordance with the provisions defined in Chapter 5 of this contract, the breaching party shall pay to the other party 5% of the contribution starting from the first month after exceeding the time limit. Should the breaching party fail to pay after 3 months, 15% of the contribution shall be paid to the other party, who shall have the right to terminate the contract and to claim damages to the breaching party in accordance with the stipulations in
Article 53 of this contract.

Article 53

     Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the breaching party shall bear the responsibilities thus caused and compensate relevant economic losses. Should it be the fault of both parties, they shall bear their respective responsibilities and be liable to relevant economic losses according to actual situations.

                           Chapter 20  Force majeure

Article 54

     Should either of the parties to the contract be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by Fax without any delay, and within 15 days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization for explaining of the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt the part of obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

                           Chapter 21  Applicable Law

Article 55

     The formation of this contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the related laws of the People's Republic of China.

                       Chapter 22  Settlement of Disputes

Article 56

     Any disputes arising from the execution of, or in connection with, the contract shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to Shanghai branch of the International Economic and Trade Arbitration Commission of the China Council for arbitration in accordance with its rules of procedure. The arbitral award is final and binding upon both parties.

Article 57

     During the arbitration, the contract shall be executed continuously by both parties except for matters in dispute.

                              Chapter 23  Language

Article 58

     The contract shall be written in Chinese version and in English version. Both languages are equally authentic. In the event of any discrepancy between the two aforementioned versions, the Chinese version shall prevail.

                   Chapter 24  Effectiveness of the Contract
                                 and Miscellany

Article 59

     The appendices drawn up in accordance with the principles of this contract are integral part of this contract, including: the project agreement, the technology transfer agreement, the sales agreement . . . .

Article 60

     The contract and its appendices shall come into force beginning from the date of approval by Shanghai Mechanical & Electrical Industrial Administration Bureau.

Article 61

     The technology transfer contract signed in Beijing between Party A and Party B will be signed in Shanghai between the joint venture company and Party B, the machinery purchasing contract with which the joint venture company entrusts Party B to purchase equipment on overseas market are all appendices of this contract.

     If there are some contradictions among above mentioned contracts, this contract shall prevail.

Article 62

     Should notices in connection with any party's rights and obligations be sent by either Party A or Party B by telegram or telex, etc., the written letter notices shall be also required afterwards. The legal addresses of Party A and Party B listed in this contract shall be the posting addresses.

Article 63

     The contract is signed in Shanghai of China by the authorized representatives of both parties on March 21, 1994.

               For Party A                  For Party B
               (Signature)                  (Signature)